Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2011 except for Note 13 which is as of May 24, 2011 relating to the consolidated financial statements which appears in Molycorp Inc.’s Current Report on Form 8-K dated August 5, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
August 5, 2011